UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                  December 22, 1995
                  Date of Report (Date of earliest event reported)


                              ANALYTICAL SURVEYS, INC.
               (Exact name of registrant as specified in its charter)

                                      COLORADO
                              (State of incorporation)

                                       0-13111
                              (Commission File Number)

                                     084-846389
                          (IRS Employer Identification No.)

                                 1935 Jamboree Drive
                          Colorado Springs, Colorado  80920
                      (Address of principal executive offices)

                                   (719)-593-0093
                           (Registrant's telephone number)


            Item 2.   Acquisition or Disposition of Assets

            Analytical Surveys, Inc. (the "Company") acquired substantially all of the net assets of Intelligraphics, Inc. ("Intelligraphics"),741 North Grand Avenue, Waukesha,
            Wisconsin on December 22, 1995.

            All of the operating assets, including accounts receivable, unbilled revenue, prepaid expenses, furniture, fixtures and equipment, leasehold improvements and goodwill used in the conduct of its sole business as a data conversion company in the geographic information systems industry were acquired, net of selected current liabilities assumed. Those current liabilities assumed included billings in excess of costs and revenues, trade accounts payable and accrued payroll and benefits.

            The consideration paid for the net assets acquired consisted of cash in the amount of $3,490,000 plus 230,000 shares of Analytical Surveys, Inc. no par value common stock, which shares are subject to restrictions on both transfer and voting rights for a period of two years. The shares issued in the transaction are held in a voting trust. The trustees of the voting trust are the directors of the Compnay. A portion of the consideration paid ($250,000 of the cash plus 70,000 of the restricted shares) is being held in escrow awaiting the satisfactory conclusion of certain pending matters.

            The assets were acquired from Intelligraphics, Inc., a privately held Wisconsin corporation, substantially all of the stock of which was owned by A. William Huelsman. Prior to this transaction, there was no material relationship between the Company or any of its affiliates, officers or directors and Intelligraphics or any of its affiliates, officers or directors. As part of the purchase transaction, the Company assumed the lease for the space occupied by Intelligraphics. Mr. Huelsman owns a significant interest in City Center Plaza, a Wisconsin Partnership which owns that building.

            Substantially all of the cash portion of the consideration paid was provided by a term loan from Bank One, Colorado, N.A. (the "Bank") in the amount of $3,430,000, payable over a four year period with interest at floating rate of .60% over the Bank's prime lending rate. The restricted shares of Analytical Surveys, Inc. no par value common stock provided as part of the purchase consideration were newly issued from the authorized but unissued shares of the Company.

            The net assets acquired were used by the seller in its data conversion business which included digital mapping, facilities management and geographic information systems. The Company intends to continue to operate the business in the same general manner and in the same location.

            Item 5.   Press Release

            The following press release was issued on December 22, 1995:

            FOR IMMEDIATE RELEASE
            NEWS
            December 22, 1995
            Nasdaq National Market - ANLT

            ANALYTICAL SURVEYS ACQUIRES INTELLIGRAPHICS, INC.

            Acquisition Significantly Expands ASI's Data Conversion Capabilities; Exposes Company to Broad New Base of Municipal and Utility Customers.

            COLORADO SPRINGS, Colorado -- Analytical Surveys, Inc. (ASI) (Nasdaq National Market - ANLT), a leading provider of digital mapping and Geographical Information Systems (GIS) database services, today announced it has acquired substantially all of the assets of privately-held Intelligraphics, Inc., a Waukesha, Wisconsin-based data conversion company. Intelligraphics was acquired for $3,490,000 in cash and 230,000 shares of ASI restricted stock. The Company will operate as a division of ASI and will now be known as Intelligraphics International, a Division of Analytical Surveys, Inc.

            Intelligraphics International, which anticipates sales of more than $8 million in 1995, designs, creates and maintains the data systems required to operate process automation systems for GIS, automated mapping and facilities management programs. The company primarily serves the utility and municipal markets.

            "We are very pleased to have Intelligraphics International as part of the ASI team," said Sidney V. Corder, President and CEO of ASI. "We have worked jointly with the company on several projects over the years, and are very familiar with its excellent reputation within the data conversion industry."

            Corder said Intelligraphics International will significantly enhance ASI's product and service offering to the utility and municipal markets. "Intelligraphics International's client base and services also are highly synergistic with our core business and will therefore expose us to a variety of new business opportunities," he said.

            Corder added that he believed the timing of the acquisition was ideal, as Intelligraphics International recently took a number of steps to streamline its operations and position itself for long-term success. "We anticipate the company will be an important long-term contributor to ASI's already strong financial performance," Corder said.

            Intelligraphics International brings an extensive list of major U. S. and international customers to ASI, including Wisconsin Power and Light, Seattle City Light, Michigan Consolidated Gas, Applachian Power, Iowa-Illinois Gas & Electric, China Light and Power, Bell South and others.

            Analytical Surveys is America's technology leader in providing services and products that allow municipal, utility, government and commercial customers to convert paper-based maps and related data to a digital format. These digital mapping systems allow ASI's customers to easily access, analyze and maintain GIS data on computers.

                           # # #

            CONTACTS:

            Analytical Surveys, Inc.
            Scott C. Benger
            Senior Vice President - Finance   719-593-0093

            Pfeiffer Public Relations, Inc.
            Geoff High                        303-393-7044


            Item 7.   Financial Statements and Exhibits

            (a)  Financial statements of business acquired

            It is impractical for the registrant to provide the required financial statements of the business acquired in time for inclusion in the initial filing of this report on Form 8-K. The required financial statements of the business acquired will be provided by an amendment to this report on Form 8-K as soon as practical which is expected to be within 30 days.

            (b)  Proforma financial information

            It is impractical for the registrant to provide the required proforma financial information in time for inclusion in the initial filing of this report on Form 8-K. The required proforma financial information will be provided by an amendment to this report on Form 8-K as soon as practical which is expected to be within 30 days.

            (c) Exhibits

            2. Plan of acquisition, reorganization, arrangement, liquidation or succession:

                 2.1 Asset Purchase Agreement dated December 22, 1995 between Analytical Surveys, Inc. (buyer) and
            Intellligraphics, Inc.(seller) and A. William Huelsman.

                 2.2 Voting Trust Agreement dated December 22, 1995, between Analytical Surveys, Inc., a Colorado Corporation, A. William Huelsman, Gary Miller, William Nantell, David Coates, David Kroes, Randy Vanek and Hamid Akhavan (each a "Shareholder" and John A. Thorpe, Sidney V. Corder, William
            H. Hudson, Richard P. MacLeod, James T. Rothe, Robert H. Keeley and Willem H. J. Anderson, (each an "Individual Trustee" and collectively, the "Trustee").

                 2.3 Lock-Up Agreement made as of December 22, 1995, by and among A. William Huelsman, Gary Miller, William Nantell, David Coates, David Kroes, Randy Vanek and Hamid Akhavan (each a "Shareholder" and collectively, the "Shareholders"), and Analytical Surveys, Inc., a Colorado corporation (the "Company").

                 2.4 Arbitration Agreement (this "Agreement") is made as of December 22, 1995, among Analytical Surveys, Inc., a Colorado corporation ("ASI"), Intelligraphics, Inc., a Wisconsin corporation ("Intelligraphics"), A. William Huelsman, Gary Miller, William Nantell, David Coates, David Kroes, Randy Vanek and Hamid Akhavan (each a "Shareholder" and collectively, the "Shareholders"), Joanne Huelsman, James Carpenter, Bank One, Colorado, NA ("Escrow Agent") and the members of the board of directors of ASI who are voting trustees under the Voting Trust Agreement ("Trustee").


                                     SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Analytical Surveys, Inc.

                                          by: /s/ Scott C. Benger
                                               Secretary/ Treasurer